Exhibit 99.1
Joint Filer Information

Date of Event Requiring Statement:	August 1, 2011

Issuer Name and Ticker or Trading Symbol:	Dunkin’ Brands Group, Inc. [DNKN]

Designated Filer:	TCG Holdings, LLC

Other Joint Filers:	TC Group, L.L.C.
TC Group IV Managing GP, L.L.C.
TC Group IV, L.P.
Carlyle Partners IV L.P.
CP IV Coinvestment, L.P.

Addresses:	The address of the principal business and principal office of each of TCG Holdings, LLC, TC Group, L.L.C., TC Group IV Managing GP, L.L.C., TC Group IV, L.P., Carlyle Partners IV L.P. and CP IV Coinvestment, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.

Signatures:
Dated: August 3, 2011

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

by: /s/ R. Rainey Hoffman, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV MANAGING GP, L.L.C.

By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ R. Rainey Hoffman, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

TC GROUP IV, L.P.

By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ R. Rainey Hoffman, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

CARLYLE PARTNERS IV L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ R. Rainey Hoffman, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director

CP IV COINVESTMENT, L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ R. Rainey Hoffman, Attorney-in-Fact
Name: David M. Rubenstein
Title: Managing Director